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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-72409) of our report dated March 3, 1999 on our audits of the consolidated financial statements of Rhythms NetConnections Inc. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP
Denver, Colorado
March 5, 1999